UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2007
POLYMEDICA CORPORATION
(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-19842	04-3033368

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation	File Number)	Identification No.)

701 Edgewater Road, Suite 360
Wakefield, Massachusetts	01880

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 486-8111
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURE
EXHIBIT INDEX
Ex-10.1 Amended and Restated Polymedica Corporation Executive Savings Plan

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
PolyMedica Fiscal Year 2008 Bonus Plan
     On May 3, 2007, the Board of Directors (the “Board”) of PolyMedica Corporation (the “Company”), upon the recommendation of the Company’s Compensation Committee, approved the performance criteria constituting the Company’s Fiscal 2008 Bonus Plan (the “Plan”) for executive officers and other bonus-eligible employees.
     The Plan, which has not been formalized, contemplates the payment of a cash bonus equal to a portion of an employee’s or executive’s base salary upon completion of certain goals and objectives relative to the employee or executive, the overall financial performance of the Company and satisfaction of annual compliance standards relative to the Company’s status as a Medicare provider. The financial performance of the Company is measured by the Company’s earnings per share and overall growth.
     For senior executives of the Company, the Plan contemplates target bonus compensation ranging from 60% of base salary to 100% of base salary. In the event of exceptional Company financial performance, satisfaction of an executive’s personal goals and objectives and satisfaction of the Company’s annual compliance standards, an executive may earn as much as 130% to 200% of his or her target bonus.
     All bonus awards are subject to final approval by the Board, and the Board retains discretion to adjust or eliminate bonus awards based upon its business judgment.
     The Company anticipates that it will seek shareholder approval of a performance-based compensation plan under Section 162(m) of the Internal Revenue Code of 1986, as amended, at the Company’s next Annual Meeting of Shareholders. If approved by the Company’s shareholders, the cash bonuses of several of the Company's executive officers would be paid pursuant to such plan.
Restricted Stock Grants
     On May 2 and 3, 2007, the Board and the Compensation Committee, granted time-based restricted stock grants for the executive officers under the Company’s 2000 Stock Incentive Plan as set forth below:

Executive Officer	Date Granted	Shares
Patrick Ryan, Chief Executive Officer	May 3, 2007	25,000
Stephen Farrell, President	May 2, 2007	16,393
Keith Jones, Chief Operating Officer	May 2, 2007	16,393
Jonathan Starr, Executive Vice President, Chief Financial Officer	May 2, 2007	6,557
Devin Anderson, Executive Vice President, General Counsel and Secretary	May 2, 2007	6,557
     In each grant, 25% of the shares will vest on the first anniversary of the grant and the remaining shares will vest quarterly in equal installments beginning on June 30, 2008 and ending on March 31, 2011 so long as the executive officer is still employed by the Company on such date. These grants are evidenced by the Company’s standard form of Restricted Stock Agreement, which is incorporated by reference from the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2005, filed November 4, 2005.
Amendment to Executive Savings Plan
     On May 3, 2007, the Company amended its Executive Savings Plan (the “Executive Savings Plan”) to provide the Compensation Committee with increased discretion in determining executives’ eligibility for Company contributions. The amendment revised Section 2.1(c) of the Plan was revised to provide that only those executive officers required to file reports under Section 16 of the Securities Exchange Act of 1934 prior to March 31, 2007 are automatically eligible for Company contributions. The Amended and Restated Executive Savings Plan is attached to this report on Form 8-K as Exhibit 10.1, and is incorporated by reference into this report.

Exhibit
Number	Description

10.1	Amended and Restated PolyMedica Corporation Executive Savings Plan

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION
Date: May 8, 2007	By:	/s/ Devin J. Anderson
Devin J. Anderson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated PolyMedica Corporation Executive Savings Plan